SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - May 18, 2001
(Date of Earliest Event Reported)

Carpenter Technology Corporation
(Exact Name of Registrant as specified in its charter)

            Delaware                                   1-5828                                    23-0458500
(State of Incorporation)            (Commission File No.)            (IRS Employer I.D. No.)

1047 North Park Road, Wyomissing, Pennsylvania, 19610-1339
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 208-2000

Item 5. Other Events.

Carpenter issued a news release on May 18, 2001, stating that it had reached a settlement agreement with the City of Bridgeport, Connecticut and the Bridgeport Port Authority in connection with the public taking of Carpenter's former steel mill property. Under the settlement, Carpenter will receive $9.25 million by June 30. As a result of the settlement agreement, Carpenter will incur a one-time, non-cash charge of $7.5 million before taxes ($.20 per diluted share) in the fourth quarter, ending June 30, 2001. The charge reflects the difference between the book value ($14.5 million) of the site and the settlement amount and includes litigation and other associated costs.

Item 7. Financial Statements and Exhibits.

            (a) and (b) None.

            (c) Exhibit:

            Item 99.   Press Release dated May 18, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2001                                             CARPENTER TECHNOLOGY
                                                                                CORPORATION    (Registrant)

                                                                                By:  /s/ John R. Welty
                                                                                             John R. Welty
                                                                                            Vice President,
                                                                                             General Counsel and Secretary

EXHIBIT INDEX

                                                                                                                              Sequential
Exhibit                                   Description                                                        Page Number

Item 99                 Press release dated May 18, 2001